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                                                                     Exhibit 5.1
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                      [Schiff Hardin & Waite letterhead]

                             Schiff Hardin & Waite
                               6600 Sears Tower
                            Chicago, Illinois 60606


February 4, 1999


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549-1004

     Re:  Newell Co.
          Registration Statement on Form S-4
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Ladies and Gentlemen:

     We are acting as counsel to Newell Co., a Delaware corporation ("Newell"), in connection with the Registration Statement on Form S-4 filed by Newell with the Securities and Exchange Commission (the "Registration Statement") with respect to up to 121,721,850 shares of common stock, par value $1.00 per share (the "Newell Shares"), of Newell that are proposed to be issued in connection with the merger (the "Merger") of Rooster Company, an Ohio corporation and a wholly owned subsidiary of Newell ("Merger Sub"), with and into Rubbermaid Incorporated, an Ohio corporation ("Rubbermaid"), as described in the Joint Proxy Statement/Prospectus that is a part of the Registration Statement (the "Joint Proxy Statement/Prospectus").

     In connection with this opinion, we have reviewed the Registration Statement and the exhibits thereto, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, certificates of public officials and of officers of Newell and Merger Sub, and other instruments in addition to such matters of law and fact as we have deemed necessary to render the opinion contained herein.

     Based upon and subject to the foregoing, we are of the opinion that the Newell Shares being registered under the Registration Statement, when issued pursuant to the Merger following approval of the issuance of the Newell Shares by the requisite vote of the stockholders of Newell, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "LEGAL MATTERS" in the Joint Proxy Statement/Prospectus contained therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.

                                       Very truly yours,

                                       SCHIFF HARDIN & WAITE


                                       By: /s/ Andrea L. Horne
                                           -------------------------------------
                                            Andrea L. Horne